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                                                                  EXHIBIT 10.22

SPECTRANETICS
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                                            BRILLIANCE IN INTERVENTIONAL THERAPY



                                 June 17, 1999

Mr. James P. McCluskey
6130 W. Julie Drive
Glendale, Arizona 85308

Dear Mr. McCluskey:

                  This letter confirms the terms of the separation package offered to you by The Spectranetics Corporation ("Spectranetics").

                  On June 15, 1999, you tendered your resignation as Director, Secretary-Treasurer, Chief Financial Officer and General Manager of Polymicro Technologies, Inc. (the "Company"), effective as of the effective time of the merger of the Company with and into Polymicro Technologies, LLC (the "Buyer") pursuant to the Merger Agreement dated as of May 24, 1999, by and among Spectranetics, the Company, the Buyer and PMT Holdings, LLC ("PMT Holdings"), and Spectranetics and the Company accepted your resignation. By your signature below you acknowledge that:

1. You have returned to Company all property of Company in your possession.

2. You will return when requested by Spectranetics all property of Spectranetics in your possession.

3. You shall not disclose any confidential or proprietary information that you acquired while an employee of the Company or Spectranetics to any other person or use such information in any manner that is detrimental to Company's or Spectranetics' interests.

4. Upon receipt of your signature on this letter agreement, Spectranetics will place you on its payroll for a 12-month period from the date you sign this letter agreement (the "Severance Period") and will pay you $110,000 over the Severance Period in equal biweekly installments (less withholding for state and federal taxes, social security and benefits deductions) and during the Severance Period will provide medical, dental, LTD, STD, participation in the 401(k) and Employee Stock Purchase Plan.


                         THE SPECTRANETICS CORPORATION
           96 TALAMINE COURT - COLORADO SPRINGS, COLORADO 80907-5186
               TEL 719.633.8333 - 800.633.0960 - FAX 719.633.2248
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5.       Your termination date with the Spectranetic Corporation will be June
         17, 2000 (the "Severance Period Termination Date"). Should you accept employment during the Severance Period with another organization and be provided with benefits, your benefits, medical, dental, LTD, STD, participation in the 401(k) and the Employee Stock Purchase Plan, with Spectranetics will cease.

6. During the Severance Period you will not accrue vacation, but you will be paid for your accrued vacation of 200 hours as of the date of your Severance Period Termination from Spectranetics.

7. You will receive a performance bonus of $27,500 for the work performed at the Company during the period of January 1, 1999 through June 17, 1999. This bonus will be paid at the time that management bonuses are generally paid to Spectranetics employees in the Year 2000.

8. As of the Severance Period Termination Date, all of your unvested stock options will become vested and you will be able the exercise such stock options per the terms of the Stock Option Agreements.

9. You will receive a bonus for assisting in the sale of the Company of $75,000 to be paid within 5 working days of the close of the transaction.

10. You agree to work on specific projects as requested by Joseph A. Largey President/CEO or his designee during the severance period.

11. On behalf of yourself and your heirs and assigns, you hereby release Spectranetics, the Company, the Buyer, PMT Holdings and their respective owners, stockholders, parent corporations, affiliates, divisions, subsidiaries, predecessors, officers, managers, employees, insurers, representatives and agents from all claims based upon contract, tort or statute arising out of, based upon, or relating to your hire, employment, remuneration or termination from the Company, including any claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act, as amended; the Age Discrimination in Employment Act, as amended; the Employee Retirement Income Security Act, as amended; the Older Workers Benefit Protection Act of 1990; and/or any other local, state, or federal law governing discrimination in employment and/or the payment of wages and benefits.

12. IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, YOU ACKNOWLEDGE THAT YOU ARE AWARE OF THE FOLLOWING:

         (a) YOU HAVE A RIGHT TO CONSULT WITH AN ATTORNEY BEFORE ACCEPTING THIS OFFER;

         (b) YOU HAVE 21 DAYS FROM THE DATE SET FORTH ABOVE TO CONSIDER THIS OFFER; AND



                                 SPECTRANETICS
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     (c)  YOU HAVE SEVEN DAYS AFTER ACCEPTING THIS OFFER TO REVOKE YOUR
          ACCEPTANCE, AND YOUR ACCEPTANCE WILL NOT BE EFFECTIVE UNTIL THAT REVOCATION PERIOD HAS EXPIRED.

13. Except as may be required by law, neither you nor any member of your family will disclose to any individual or entity (other than your legal or tax advisors) the terms of this agreement without the prior written consent of Spectranetics. In the event that such disclosure is made, any outstanding obligations of Company under this agreement shall immediately terminate, and any payments previously made under this agreement shall be returned to Company.

14. The provisions of this agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or the enforceability of any other provision.

15. You represent that you have thoroughly read and considered all aspects of this agreement, that you understand all of its provisions, and that you are voluntarily entering into this agreement.

16. This agreement sets forth the entire agreement between you and Company and supersedes any and all prior oral or written agreements or understandings between you and Company concerning the termination of your employment.

17. This agreement may not be altered, amended, or modified except by a further written document signed by you and an authorized representative of Company.

     If the above terms are agreeable to you, please date and sign the original of this letter in the places indicated below and return it to me.


                         Very truly yours,

                         THE SPECTRANETICS CORPORATION

                         /s/ DALE T. MUTH
                         -------------------------------------
                         By:
                         Title: Vice President Human Resources


Accepted and agreed to on this
17th day of June, 1999.



/s/ JAMES P. MCCLUSKEY
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James P. McCluskey




                                 SPECTRANETICS